EXHIBIT 99.3

LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2008

The following unaudited pro forma consolidated combined condensed financial statements have been prepared to give effect to the acquisition of Fresh Made Dairy, Inc. (“Fresh Made”) by Lifeway Foods, Inc. (“Lifeway” or the “Company”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated combined condensed financial statements. These pro forma statements were prepared as if this transaction had been completed as of January 1, 2008 for the consolidated combined condensed statement of operations purposes and as of December 31, 2008 for consolidated combined condensed balance sheet purposes.

The unaudited pro forma consolidated combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had this transaction occurred on January 1, 2008 for the consolidated combined condensed statement of operations purposes and as of December 31, 2008 for consolidated combined condensed balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operation. The pro forma consolidated combined condensed financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Fresh Made. The purchase price allocation for Fresh Made is subject to revision as more detailed analysis is completed and additional information of the fair values of Fresh Made’s tangible and intangible assets and liabilities become available. Any change in the fair value of the net assets of Fresh Made will change the amount of the purchase price allocable to goodwill and amortizable intangible assets.

LIFEWAY FOODS, INC. AND SUBSIDIARY
Unaudited Pro Forma Consolidated Combined Condensed Balance Sheet
For the Year Ended December 31, 2008

	Historical		Pro Forma
	Lifeway	Fresh Made	Adjustments		Combined
ASSETS

Current assets
Cash and cash equivalents	$277,248	$356,218	$(8,050,000	)(a)	$183,466
			$7,600,000	(a)
Marketable Securities	5,262,168	—	—		5,262,168
Inventories	3,097,542	471,477	—		3,569,019
Accounts receivable, net of allowance for doubful accounts of $110,011	4,765,865	515,307	—		5,281,172
Prepaid expenses and other current assets	23,226	—	—		23,226
Other receivables	40,314	—	—		40,314
Deferred Income taxes	919,649	—	—		919,649
Refundable income taxes	356,416	—	—		356,416
Related Party Receivable	—	279,453	(265,000	)(a)	14,453
Total current assets	14,742,428	1,622,455	(715,000)		15,649,883

Property and equipment, net	11,062,714	381,584	2,000,000	(a)	13,444,298

Intangible assets
Goodwill	5,414,858	—	10,902,520	(a)	16,317,378
Other intangible assets, net of accumulated amortization of $921,422	2,936,216	—	—		2,936,216
Total intangible assets	8,351,074	—	10,902,520		19,253,594

Other assets	500,000		—		500,000

Total assets	$34,656,216	$2,004,039	$12,187,520		$48,847,775

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current maturities of note payable	$928,444	—	$—		$928,444
Line of Credit		—	2,000,000	(a)	2,000,000
Accounts Payable	2,260,272	$97,627	—		2,357,899
Accrued income taxes		518,266	—		518,266
Accrued expenses	458,282	111,242	—		569,524
Total current liabilities	3,646,998	727,135	2,000,000		6,374,133

Notes Payable	3,108,014	—	2,735,000	(a)	13,443,014
			7,600,000	(a)
Deferred Income Taxes	1,607,155	—	—		1,607,155

Stockholders’ equity
Common stock	6,509,267	1,000	(1,000	)(a)	6,509,267
Paid-in-capital	1,202,009	—	—		1,202,009
Treasury Stock, at cost	(3,302,025)	—	980,000	(a)	(2,322,025)
Retained earnings	22,383,707	1,275,904	(1,126,480	)(a)	22,533,131
Accumulated other comprehensive income	(498,909)		—		(498,909)
Total stockholders’ equity	26,294,049	1,276,904	(147,480)		27,423,473

Total liabilities and stockholders’ equity	$34,656,216	$2,004,039	$12,187,520		$48,847,775

LIFEWAY FOODS, INC. AND SUBSIDIARY
Unaudited Pro Forma Consolidated Combined Condensed Statement of Operations
For the Year Ended December 31, 2008

	Historical		Pro Forma
	Lifeway	Fresh Made	Adjustments		Combined

Sales	$44,461,455	$10,098,411	$—		$54,559,866

Cost of goods sold	30,926,114	6,156,788	—		37,082,902
Depreciation Expense	777,715	179,409	50,000	(e)	1,007,124

Gross profit	12,757,626	3,762,214	(50,000)		16,469,840

Selling Expense	4,098,176	—	—		4,098,176
Amortization expense	319,446	—	—		319,446
Rent Expense - Related Party	—	436,000	(436,000	)(e)	—
General and Administrative	4,149,010	2,794,472	—		6,943,482

Total Operating Expenses	8,566,632	3,230,472	(436,000)		6,943,482

Income from operations	4,190,994	531,742	386,000		9,526,358

Other income (expense):
Interest and dividend income	343,329	2,581	(7,290	)(b)	338,620
Rental Income	48,886	—	—		48,886
Impairment of marketable securities	(958,879)	—	—		(958,879)
Gain (loss) on sale of marketable securities, net	(733,647)	—	—		(733,647)
Interest Income - Related Party	—	14,569	—		14,569
Interest expense	(298,619)	(6,019)	( 401,000	)(c)	(705,638)
Total other income	(1,598,930)	11,131	(408,290)		(1,996,089)

Income before provision for
income taxes	2,592,064	542,873	(22,290)		$3,112,647

Provision for income taxes	679,789	206,476	(7,000)		879,265

Net Income	$1,912,275	$336,397	$(15,290)		$2,233,382

Basic and diluted earnings per common share	$0.11				$0.13

Weighted average number of shares outstanding	16,765,080		128,948	(d)	16,894,028

COMPREHENSIVE INCOME

Net Income	$1,912,275	$336,397	$(15,290)		$2,233,382

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on marketable securities (net of tax benefits)	(720,517)	—	—		(720,517)
Less reclassification adjustment for (gains) losses included in net income (net of taxes)	430,651	—	—		430,651

Comprehensive Income	$1,622,409	$336,397	$(15,290)		$1,943,516

LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2008

Note 1 — Basis of Pro Forma Presentation

On February 6, 2009, Lifeway Foods, Inc., a Illinois corporation (“Lifeway”) entered into and consummated a Stock Purchase Agreement (the “Stock Agreement”) by and among Lifeway, Ilya Mandel, an individual and Michael Edelson, an individual (each a “Seller” and collectively “Sellers”).

Upon the terms and subject to the conditions set forth in the Stock Agreement, Lifeway purchased from Sellers all of the issued and outstanding stock (the “Shares”) of Fresh Made, Inc., a Pennsylvania corporation (“Fresh”).  The consideration for the Shares was an aggregate of $8,050,000, less certain offsets for any selling expenses in excess of certain limits set forth in the Stock Agreement and other payments and funded debt all as set forth in the Stock Agreement, a note in the principal amount of $2,735,000, due on February 6, 2011, 128,948 shares of common stock of Lifeway valued at a total of $980,000 (“Lifeway’s Common Stock”), the cancellation of a loan in the principal amount of $265,000 and not more than $98,000 in funds held in Fresh’s two accounts with Vist Financial Corp.  The issuance of Lifeway’s Common Stock was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The unaudited pro forma consolidated combined condensed balance sheet as of December 31, 2008 is presented to give effect to the acquisition of Fresh Made by Lifeway had it been consummated on that date. The unaudited pro forma consolidated combined condensed statements of operations of Lifeway and Helios for the year ended December 31, 2008 are presented as if the transaction had been consummated on January 1, 2008.

The unaudited pro forma consolidated combined condensed financial statements reflect an estimated purchase price of $12,030,000. The total purchase price of the acquisition is as follows:

Cash	$8,050,000
Note payable	2,735,000
Fair Value of stock issued	980,000
Forgiveness of debt	265,000
Total Purchase Price	$12,030,000

Under the purchase method of accounting, the total estimated purchase price is allocated to Fresh Made’s net tangible and intangible assets based upon their estimated fair value as of the date of the acquisition. Based upon the purchase price and the valuation, the estimated purchase price allocation, which is subject to change based on Lifeway’s actual purchase price allocation analysis, is as follows:

No value has been allocated to amortizable intangible assets as the valuation of these assets has not yet been performed.

Estimated tangible assets acquired	$1,562,302
Estimated goodwill and amortizable intangible assets	10,902,520
Total assets acquired	12,464,822
Liabilities assumed	(434,822)
Net assets acquired	12,030,000

Goodwill totaling $10,902,520 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized and will be tested for impairment at least annually. Any change in the fair value of the net assets of Fresh Made will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here. Goodwill generated from this acquisition is not deductible for income tax purposes.

LIFEWAY FOODS, INC. AND SUBSIDIARY
Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial Statements
For the Year Ended December 31, 2008

Note 2 — Pro Forma Adjustments

Certain reclassifications have been made to conform Fresh Made’s historical amounts to Lifeway’s financial presentation.

The accompanying unaudited pro forma consolidated combined condensed financial statements have been prepared as if the acquisition was completed on December 31, 2008 for balance sheet purposes and as of January 1, 2008 for statement of operations purposes and reflect the following pro forma adjustments:

a)
To reflect the cash payment, note payable, stock payment, forgiveness of debt, the establishment of goodwill and to eliminate the historical stockholders equity of Fresh Made. The Company financed the acquisition by entering into a loan agreement in the amount of $7,600,000. The loan agreement matures in February 2014 and has an annual interest rate of LIBOR +2.5% of prime. In conjunction with the acquisition of Fresh Made, the Company entered into a Real Property Purchase Agreement. The consideration for the property was $2,000,000 and was primarily financed with a draw on a line of credit.

b)	To reflect the decrease in interest income as a result of the cash payment.

c)	To reflect the increase in interest expense as a result of the note payable and line of credit.

d)	To reflect the additional shares of Lifeway common stock issued as a result of the stock payment.

e)	To reflect depreciation expense on acquired property and related depreciation.

Note 3 — Pro Forma Combined Net Income

Shares used to calculate unaudited pro forma consolidated combined condensed net income per basic and diluted share were computed using Lifeway’s weighted average shares outstanding during the year ended December 31, 2008 plus the issuance of 128,948 shares of Lifeway’s common stock as a result of the stock payment. Common stock issued as a result of this acquisition are included in full in Lifeway’s weighted average shares outstanding as of December 31, 2008.